UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Award Agreements

On April 30, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Five Prime Therapeutics, Inc. (the “Company”) authorized the Company to enter into a cash retention award agreement (a “Retention Award Agreement”) with each of the Company’s named executive officers and its principal financial officer, each of whom is identified in the table below (each, a “Named Officer”):

Name	Title
Lewis T. Williams	President and Chief Executive Officer
Marc L. Belsky	Senior Vice President and Chief Financial Officer
Julie Hambleton	Senior Vice President and Chief Medical Officer
Aron M. Knickerbocker	Senior Vice President and Chief Business Officer

Each Retention Award Agreement provides that the Company will pay the Named Officer two cash retention payments, provided that such Named Officer remains actively employed by the Company through the date such payment is made. The date the Company would pay such retention payments and the amounts of such payments are set forth in the table below:

Date of Payment	Amount of Payment
Payroll date on which the Company pays the annual cash incentive bonuses for calendar 2015 performance	50% of the annual cash incentive bonus earned by the Named Officer for calendar 2015 performance

Payroll date on which the Company pays the annual cash incentive bonuses for calendar 2016 performance	50% of the annual cash incentive bonus earned by the Named Officer for calendar 2016 performance

The Company expects to pay the first cash retention payment on February 15, 2016 and to pay the second cash retention payment on February 15, 2017.

Under each Retention Award Agreement, the Company will pay to the Named Officer any unpaid cash retention payments under the Retention Award Agreement based on the Named Officer’s target annual cash incentive bonus if within the 12-month period following the consummation of a Change in Control (as that term is defined in the Company’s 2013 Omnibus Incentive Plan (the “Plan”)) the Named Officer’s service with the Company is terminated by reason of (i) the Named Officer’s involuntary dismissal by the Company or its successor for reasons other than Cause (as that term is defined in the Plan); or (ii) the Named Officer’s Resignation for Good Reason (as that term is defined in the Executive Severance Benefits Agreement between such Named Officer and the Company).

The above description of the Retention Award Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Retention Award Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Grants of Restricted Shares

On April 30, 2015, the Company granted to each Named Officer the number of shares of restricted common stock of the Company (“Restricted Shares”) identified in the table below. The Restricted Shares awarded to a Named Officer will vest in full on January 3, 2017, provided that the Named Officer remains actively employed by the Company through January 3, 2017.

Name	Restricted Shares
Lewis T. Williams	13,090
Marc L. Belsky	5,680
Julie Hambleton	7,980
Aron M. Knickerbocker	7,480

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena
Senior Vice President, General Counsel & Secretary

Dated: May 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Retention Award Agreement

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